UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Consent Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Consent Statement

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☐	Definitive Consent Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Health Management Associates, Inc.
(Name of Registrant as Specified In Its Charter)

Glenview Capital Partners, L.P.

Glenview Capital Master Fund, Ltd.

Glenview Institutional Partners, L.P.

Glenview Offshore Opportunity Master Fund, Ltd.

Glenview Capital Opportunity Fund, L.P.

Glenview Capital Management, LLC

Larry Robbins

Mary Taylor Behrens

Steven Epstein

Kirk Gorman

Stephen Guillard

John McCarty

JoAnn Reed

Steven Shulman

Peter Urbanowicz

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

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On July 18, 2013, Glenview Capital Management, LLC issued a press release relating to Health Management Associates, Inc. A copy of the press release is filed herewith as Exhibit 1.

Exhibit 1

FOR IMMEDIATE RELEASE

Glenview Capital Will Deliver Written

Consent July 19th to Begin Process of Revitalizing HMA

NEW YORK, NY (July 18, 2013) – Glenview Capital Management LLC, which owns 14.6% of the common stock of Health Management Associates, Inc. (NYSE: HMA) through affiliated investment funds, said today that it intends to deliver a written consent to HMA on July 19 to begin the democratic process of electing the nominees set forth as the Fresh Alternative to replace the sitting HMA Board of Directors.

In preparation for their potential Board service, the Fresh Alternative nominees have met three times in the past several weeks to establish committee structures and a transition plan to foster quality of care and continuity. As part of these discussions, a senior team of professionals at Alvarez & Marsal has undertaken a comprehensive study of operating and competitive conditions to provide the Fresh Alternative Board Members with preliminary observations and recommendations to begin to Revitalize HMA. Consistent with the nominees’ focus on enhancing quality and value, Glenview believes this advance work enhances the preparedness of the nominees while reducing transitional risk.

Glenview also announced the Earl Holland has withdrawn his candidacy as a nominee to the HMA Board of Directors. With this change, as originally contemplated there are eight nominees to the Fresh Alternative slate of directors to Revitalize HMA.

In accordance with the consent solicitation process, shareholders of record as of July 18 will have up to 60 days from July 19 to submit their consents to HMA if they intend to support the Fresh Alternative nominees. In order to ensure that consents are delivered to HMA in a timely manner, Glenview requests that shareholders submit their consent no later than August 19, 2013. For more information on the process, HMA shareholders should contact Okapi Partners LLC at (212) 297-0720 or toll free at (877) 869-0171.

Glenview encourages all shareholders to review the documentation available at www.revitalizehma.com as well as all information that may be provided by the sitting HMA Board so that each shareholder can make a well-informed decision in this democratic process.

About Glenview Capital Management

Glenview Capital Management is a private investment management firm with more than $6 billion of assets under management. The firm was founded in 2000 and manages capital for qualified investors through a series of private investment funds, and has offices in New York and London. Glenview is focused on delivering attractive absolute returns through an intense focus on deep, fundamental research and individual security selection.

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For More Information go to www.revitalizehma.com or contact:

Media:

Scott Tagliarino/Katrina Allen

ASC Advisors LLC

(203) 992-1230

Investors:

Bruce Goldfarb/ Patrick McHugh/ Lydia Mulyk

Okapi Partners LLC

(212) 297-0720

Toll Free: (877) 869-0171

GLENVIEW CAPITAL PARTNERS, L.P., GLENVIEW CAPITAL MASTER FUND, LTD., GLENVIEW INSTITUTIONAL PARTNERS, L.P., GLENVIEW OFFSHORE OPPORTUNITY MASTER FUND, LTD., GLENVIEW CAPITAL OPPORTUNITY FUND, L.P., GLENVIEW CAPITAL MANAGEMENT, LLC AND LARRY ROBBINS (COLLECTIVELY, “GLENVIEW”) TOGETHER WITH THE PROPOSED NOMINEES (COLLECTIVELY, WITH GLENVIEW, THE “PARTICIPANTS”) HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD TO BE USED TO SOLICIT WRITTEN CONSENTS FROM THE STOCKHOLDERS OF HEALTH MANAGEMENT ASSOCIATES, INC. (“HMA” OR “THE COMPANY”) IN CONNECTION WITH GLENVIEW’S INTENT TO TAKE CORPORATE ACTION BY WRITTEN CONSENT. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE CONSENT STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF WRITTEN CONSENTS FROM THE STOCKHOLDERS OF THE COMPANY BY THE PARTICIPANTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. INFORMATION RELATING TO THE PARTICIPANTS IS CONTAINED IN THE DEFINITIVE CONSENT STATEMENT FILED ON JULY 19, 2013. THE DEFINITIVE CONSENT STATEMENT AND FORM OF WRITTEN CONSENT ARE BEING FURNISHED TO SOME OR ALL OF THE STOCKHOLDERS OF THE COMPANY AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, GLENVIEW WILL PROVIDE COPIES OF THE DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD (WHEN AVAILABLE) WITHOUT CHARGE UPON REQUEST TO OKAPI PARTNERS LLC, TELEPHONE: (877) 869-0171.

Cautionary Statement Regarding Forward-Looking Statements

This presentation may include “forward-looking statements” that reflect current views of future events. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature are often used to identify forward-looking statements. Similarly, statements that describe our objectives, plans or goals are forward-looking. Glenview’s forward-looking statements are based on its current intent, belief, expectations, estimates and projections regarding the Company and projections regarding the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, no person undertakes any obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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